As filed with the Securities and Exchange Commission on September 2, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	59-3157093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

250 Technology Park
Lake Mary, Florida 32746
(407) 333-9911
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Michael D. Burger
President and Chief Executive Officer
Faro Technologies, Inc.
250 Technology Park
Lake Mary, Florida 32746
(407) 333-9911
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Tony Jeffries
Christina Poulsen
Lianna Whittleton
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.(Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 2, 2022
495,562 Shares
FARO Technologies, Inc.
Common Stock
The selling stockholders of FARO Technologies, Inc. (the “Company”, “we”, “our” or “us”) identified in this prospectus may offer and resell up to 495,562 shares of our common stock, $0.001 par value (“Common Stock”), under this prospectus. The selling stockholders acquired these shares from us pursuant to certain Share Purchase Agreements, dated as of September 1, 2022 (the “Purchase Agreements”), by and among, Faro FNH Netherlands Holdings B.V., a subsidiary of the Company and NGH Holdings Limited’s (“GeoSLAM”) shareholders, including, amongst others, Graham Canning Hunter and Nicole Canning Hunter. We will not receive any proceeds from the sale of these shares by the selling stockholders.
The selling stockholders may sell the shares of our Common Stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of Common Stock in the section of this prospectus captioned “Plan of Distribution.”
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “FARO.” On September 1, 2022, the last reported sale price for our Common Stock was $32.04 per share.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
Investing in our Common Stock involves risks. See the section of this prospectus captioned “Risk Factors” beginning on page 4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2022.

2

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, the “SEC” or the “Commission”, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our Common Stock, as described in this prospectus, in one or more offerings.
You should rely only on the information contained in this prospectus (as supplemented and amended). We have not authorized anyone to provide you with information that is different from that contained in this prospectus (as supplemented and amended). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus (as supplemented and amended) does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus (as supplemented and amended) is accurate as of any dates other than their respective dates.
We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of our Common Stock being offered.
Unless the context otherwise indicates, references in this prospectus to “FARO,” “we,” “our” and “us” refer, collectively, to FARO Technologies, Inc., a Florida corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement include or may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Forward-looking statements are generally written in the future tense and/or are preceded by words such as “will,” “may,” “should,” “could,” “expect,” “suggest,” “believe,” “anticipate,” “intend,” “plan,” or other similar words.
Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties. The forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus are based on information currently available to us and expectations and assumptions that we deem reasonable at the time the statements were made. We do not undertake any obligation to update any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus or in any of our other communications, except as required by law. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.
Many factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference herein and therein, including those detailed in the Risk Factors section of any Annual Report on Form 10-K incorporated by reference in this prospectus and in the section of any related prospectus supplement entitled “Risk Factors.”

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Common Stock. You should read the following summary together with the more detailed information regarding our company, the Common Stock being registered under this prospectus, and our financial statements and notes thereto incorporated by reference in this prospectus before deciding whether to purchase shares of our Common Stock from the selling stockholders.
OUR BUSINESS

FARO Technologies, Inc. and its subsidiaries (collectively “FARO,” the “Company,” “us,” “we” or “our”) design, develop, manufacture, market and support software driven, three-dimensional (“3D”) measurement, imaging, and realization solutions for the 3D metrology, architecture, engineering and construction (“AEC”), Operations and Maintenance (“O&M”) and public safety analytics markets. We enable our customers to capture, measure, manipulate, interact with and share 3D and 2D data from the physical world in a virtual environment and then translate this information back into the physical domain. Our broad technology set equips our customers with a wide range of 3D capture technologies that range from ultra-high accuracy laser-scanner-based technology to lower accuracy, photogrammetry-based technology. Our FARO suite of 3D products and software solutions are used for inspection of components and assemblies, rapid prototyping, reverse engineering, documenting large volume or structures in 3D, surveying and construction, construction management, assembly layout, machine guidance as well as in investigation and reconstructions of crash and crime scenes. We sell the majority of our solutions through a direct sales force, with an increasing volume being sold through an indirect channel across a range of industries including automotive, aerospace, metal and machine fabrication, surveying, architecture, engineering and construction, public safety forensics and other industries.
_____________
FARO was founded in 1982 and re-incorporated in Florida in 1992. Our worldwide headquarters are located at 250 Technology Park, Lake Mary, Florida 32746 and our telephone number is (407) 333-9911.

THE OFFERING

Common Stock offered by the selling stockholders	495,562 shares
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol	FARO
Use of proceeds	All of the shares of Common Stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.
Background
On September 1, 2022, pursuant to the terms of the Purchase Agreements, we acquired GeoSLAM. In that transaction, we paid cash and an aggregate of 495,562 shares of our Common Stock. Under the terms of the Purchase Agreements, we agreed to file with the Commission a registration statement on Form S-3 covering the resale of the shares of Common Stock issued to the selling stockholders pursuant to such Purchase Agreements.
Throughout this prospectus, when we refer to the shares of our Common Stock, the offer and sale of which are being registered on behalf of the selling stockholders, we are referring to the shares of Common Stock that we agreed to register pursuant to the Purchase Agreements. When we refer to the “selling stockholders” in this prospectus, we are referring to the parties that received shares of Common Stock pursuant the Purchase Agreements.
RISK FACTORS
Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks, uncertainties and assumptions under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future and any prospectus supplement related to a particular offering, together with all of the other information included in or incorporated by reference into this prospectus, before making an investment decision. The risks and uncertainties described below may not be the only ones we face. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of the risks actually occur, our business, financial condition, operating results, cash flows and prospects could be materially and adversely affected, causing the trading price of our Common Stock to decline. In that event, the market price of our Common Stock could decline, and you could lose part or all of your investment.
USE OF PROCEEDS
All shares of Common Stock sold pursuant to this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS
Up to 495,562 shares of Common Stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. The shares being offered were issued to the selling stockholders pursuant to the Purchase Agreements. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below.
The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of the shares of our Common Stock held by the selling stockholders as of September 1, 2022, the date of closing of our acquisition of GeoSLAM. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our Common Stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our Common Stock that will be held by the selling stockholders upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. For purposes of the table below, we assume that the selling stockholders will sell all their shares of Common Stock covered by this prospectus.
In the table below, the percentage of shares beneficially owned is based on 18,774,428 shares of our Common Stock outstanding as of September 1, 2022, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholders have sole or shared voting power or investment power and also any shares that the selling stockholders have the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling stockholders have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

Name of Selling Stockholder	Prior to the Offering		Number of Shares of Common Stock Being Registered for Resale	After the Offering
	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding		Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
Graham Canning Hunter	123,783	*	123,783	123,783	*
Nicole Christine Hunter	123,783	*	123,783	123,783	*
ValueMaker Investments LLP	39,450	*	39,450	39,450	*
Andrew William Parr	21,229	*	21,229	21,229	*
Richard John Durrant	13,729	*	13,729	13,729	*
Grace Helen Parker	9,162	*	9,162	9,162	*
Kenneth Scott Smillie	9,162	*	9,162	9,162	*
Neil John Slatcher	9,162	*	9,162	9,162	*
Commonwealth Scientific and Industrial Research Organisation	146,102	*	146,102	146,102	*

Total shares of Common Stock	18,774,428	2.64%	18,774,428	18,774,428	2.64%

*    Less than 1%.

Registration Rights
To our knowledge, the selling stockholders have not had any position with, held any office of, or had any other material relationship with us during the past three years, except that pursuant to the Purchase Agreements, we agreed to prepare and file with the SEC a registration statement that permits the resale or other disposition of the selling stockholders’ Common Stock issued pursuant to the Purchase Agreements and, subject to certain exceptions, use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective under the Securities Act for so long as such securities registered for resale thereunder retain their character as registrable securities. We have also agreed, among other things, to indemnify the selling stockholders and their officers, directors, agents, partners, members, managers, stockholders, affiliates and employees from certain liabilities and to pay all fees and expenses incident to our obligations under the Purchase Agreements.

PLAN OF DISTRIBUTION

Concurrently and in connection with the execution of the Purchase Agreements, we entered into an Orderly Market Sale Agreement with Commonwealth Scientific and Industrial Research Organisation (“CSIRO”), Graham Canning Hunter, Nicole Christine Hunter and certain other selling stockholders (the “OMA”). Pursuant to the OMA, the selling stockholders party thereto shall not be permitted to transfer any shares of our Common Stock until, in the case of CSIRO, two trading days following the disclosure of our financial results for the third fiscal quarter of 2022 and, in the case of the other selling stockholders party to the OMA, fifteen trading days following such date, in each case, subject to the effectiveness of the registration statement of which this prospectus forms a part. Additionally, the selling stockholders party to the OMA may not collectively transfer more than 15,000 shares of our Common Stock in a single trading day or more than 150,000 shares of our Common Stock in any 15 trading day period; provided, that CSIRO may transfer shares of our Common Stock in any amount in an open market sale through a designated broker (as described in the OMA).
The selling stockholders may, from time to time, sell any or all of the shares of Common Stock beneficially owned by them and offered hereby.
The sales may be made on one or more exchanges, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.
The selling stockholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers. The shares of Common Stock may be sold through broker-dealers by one or more of, or a combination of, the following:
•a block trade in which the broker-dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•    purchases by a broker-dealer as principal and resale by such broker-dealer for its account;
•    ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•    short sales;
•    through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise; or
•    in privately negotiated transactions.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
To the extent required, this prospectus may be amended or supplemented under Rule 424(b) or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The aggregate proceeds to any selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling stockholders have informed us that, except as otherwise indicated in the table included in the section of this prospectus captioned “Selling Stockholders,” none of them have any agreement or understanding, directly or indirectly, with any person to distribute the shares covered by this prospectus. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement of which this prospectus forms a part.
We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities under the Securities Act, the Exchange Act or other federal or state law, or the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities under the Securities Act, the Exchange Act or other federal or state law that may arise from written information furnished to us by the selling stockholders expressly for use in this prospectus, or we may be entitled to contribution.
We may restrict or suspend offers and sales or other dispositions of the shares under the shelf registration statement of which this prospectus forms a part from and after the effective date of the shelf registration statement of which this prospectus forms a part subject to certain terms and conditions. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of Common Stock under the shelf registration statement.
None of the selling stockholders intends to use any means of distributing or delivering the prospectus other than by hand or mail, and none of the selling stockholders intends to use any forms of prospectus other than printed prospectuses.
Once sold under the shelf registration statement of which this prospectus forms a part the shares of Common Stock will be freely tradeable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the shares of Common Stock in respect of which this prospectus is being delivered will be passed upon by Nelson Mullins Riley & Scarborough LLP.
EXPERTS
The consolidated financial statements of FARO Technologies, Inc. and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at http://www.sec.gov. Copies of certain information filed by us with the Commission are also available on our website at www.faro.com. Information accessible on or through our website is not a part of this prospectus. You may also read and copy any document we file at the Commission’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room.
This prospectus is part of a registration statement we filed with the Commission. This prospectus omits some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The Commission allows us to incorporate by reference much of the information we file with the Commission, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the Commission, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the Commission filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings that we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the Common Stock being registered under the registration statement is terminated or completed:
•    Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 16, 2022 (the “Annual Report”);
•    Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on April 27, 2022;
•    Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 3, 2022;
•    The information specifically incorporated by reference in our Annual Report from our definitive proxy statement relating to our 2022 annual meeting of shareholders, filed with the SEC on April 15, 2022;
•    Current Reports on Form 8-K filed on April 15, 2022, May 27, 2022, and July 29, 2022; and
•    The description of our Common Stock contained in Exhibit 4.2 to our Annual Report.
You may request a copy of these filings, at no cost, by contacting us at the following address:
Faro Technologies, Inc.
250 Technology Park
Lake Mary, Florida 32746

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The registrant will pay all reasonable expenses incident to the registration of the shares other than any commissions and discounts of underwriters, dealers or agents. Such expenses are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Amount to be paid
SEC registration fee	$1,487.95
Legal fees and expenses	$159,000.00
Accounting fees and expenses	$10,000.00
Total	$170,487.95
Item 15. Indemnification of Directors and Officers
The registrant is a Florida corporation subject to the Florida Business Corporation Act (the “Florida Act”). Under Section 607.0831 of the Florida Act, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Act are applicable (relating to liability for unlawful distributions); (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law stops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not stop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.
Under Section 607.0851 of the Florida Act, a corporation generally has the power to indemnify any person who was or is a party to any proceeding because the individual is or was a director or officer of the corporation if (a) the director or officer acted in good faith; (b) the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and (c) in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the director or officer did not meet the relevant standard of conduct described in this section of the Florida Act. Unless ordered by a court, a corporation may not indemnify a director or an officer in connection with a proceeding by or in the right of the corporation except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.
For purposes of the indemnification provisions of the Florida Act, “director” or “officer” means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director or officer, manager, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or another enterprise or entity and the terms include, unless the context otherwise requires, the estate, heirs, executors, administrators, and personal representatives of a director or officer.
Section 607.0852 of the Florida Act provides that a corporation must indemnify an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.
Section 607.0853 of the Florida Act provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is or was a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if (a) the director or officer is not entitled to mandatory indemnification under Section 607.0852; and (b) it is ultimately determined under Section 607.0854 or Section 607.0855 (as described below) that the director or officer has not met the relevant standard of conduct described in Section 607.0851 or the director or officer is not entitled to indemnification under Section 607.0859 (as described below).
Section 607.0854 of the Florida Act provides that, unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board of directors or of the shareholders in the specific case, a director or officer of the corporation who is a party to a proceeding because he or she is or was a director or officer may apply for indemnification or an advance for expenses, or both, to a court having jurisdiction over the corporation which is conducting the proceeding, or to a circuit court of competent jurisdiction. The registrant’s Articles of Incorporation do not provide any such exclusion. After receipt of an application and after giving any notice it considers necessary, the court may order indemnification or advancement of expenses upon certain determinations of the court.
Section 607.0855 of the Florida Act provides that, unless ordered by a court under Section 607.0854, a corporation may not indemnify a director or officer under Section 607.0851 unless authorized for a specific proceeding after a determination has been made that indemnification is permissible because the director or officer has met the relevant standard of conduct set forth in Section 607.0851.
Section 607.0857 of the Florida Act provides that a corporation has the power to purchase and maintain insurance on behalf of and for the benefit of an individual who is entitled to indemnification as set forth therein, and Section 607.0858 of the Florida Act provides that the indemnification provided pursuant to Section 607.0851 and Section 607.0852, and the advancement of expenses provided pursuant to Section 607.0853 are not exclusive. A corporation may, by a provision in its articles of incorporation, bylaws or any agreement, or by vote of shareholders or disinterested directors, or otherwise, obligate itself in advance of the act or omission giving rise to a proceeding to provide any other or further indemnification or advancement of expenses to any of its directors or officers.

Section 607.0859 of the Florida Act provides that, unless ordered by a court under provisions of Section 607.0854 of the Florida Act, a corporation may not indemnify a director or officer under Section 607.0851 or Section 607.0858 or advance expenses to a director or officer under Section 607.0853 or Section 607.0858 if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (b) a transaction in which a director or officer derived an improper personal benefit; (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (d) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable (relating to unlawful distributions).
The registrant’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) provide that the registrant shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act and shall advance any and all reasonable expenses incurred in any proceeding to which any director or executive officer is a party or in which such director or executive officer is deposed or called to testify as a witness because he or she is or was a director or executive officer of the registrant. In addition, the registrant may enter into indemnification agreements with its directors and executive officers in which the registrant has agreed to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act. The indemnification provided by the Florida Act and in the Articles of Incorporation and Bylaws is not exclusive of any other rights to which indemnification to a director or officer may be entitled.
As permitted by the Florida Act, the registrant has entered into separate indemnification agreements with each of the registrant’s directors and executive officers which would require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors or executive officers.
In addition, the Florida Act permits, and the Articles of Incorporation and Bylaws authorize, us to purchase insurance on behalf of the registrant's directors and executive officers, insuring them against certain risks whether or not the registrant would be obligated to indemnify or advance expenses to such directors or executive officers under the Articles of Incorporation and Bylaws. The registrant maintains such insurance coverage for the registrant's officers and directors as well as insurance coverage to reimburse the registrant for potential costs of the registrant's corporate indemnification of officers and directors.
The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director of the registrant may be required to bear the economic burden of the foregoing liabilities and expense. These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits.

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen Stock Certificate	S-1/A	333-32983	4.1	9/10/1997
4.2	Description of the Registrant’s Securities Registered under Section 12 of the Securities Exchange Act of 1934	10-K	000-23081	4.2	2/16/2022

5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP
23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Nelson Mullins Riley & Scarborough LLP (contained in Exhibit 5.1 hereto)
24.1*	Power of Attorney (contained on signature page hereto)
107*	Filing Fee Table

*	Filed herewith.
Item 17. Undertakings.

A.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

	(i)	each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

	(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

B.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, Florida on September 2, 2022.
FARO TECHNOLOGIES, INC.
By:     /s/ Michael D. Burger
    Name: Michael D. Burger
Title: President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Burger and Allen Muhich as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign this Registration Statement on Form S-3 and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Burger	President, Chief Executive Officer and Director (Principal Executive Officer)	September 2, 2022
Michael D. Burger

/s/ Allen Muhich	Chief Financial Officer (Principal Financial and Accounting Officer)	September 2, 2022
Allen Muhich

/s/ Lynn Brubaker	Director	September 2, 2022
Lynn Brubaker

/s/ Moonhie Chin	Director	September 2, 2022
Moonhie Chin

/s/ Stephen Cole	Director	September 2, 2022
Stephen Cole

/s/ Alex Davern	Director	September 2, 2022
Alex Davern

/s/ John Donofrio	Director	September 2, 2022
John Donofrio

/s/ Rajani Ramanathan	Director	September 2, 2022
Rajani Ramanathan

/s/ Jeroen van Rotterdam	Director	September 2, 2022
Jeroen van Rotterdam

/s/ Yuval Wasserman	Director	September 2, 2022
Yuval Wasserman

II-0